Exhibit 10.2
                                                            ------------
                           ESCROW AGREEMENT

        THIS ESCROW AGREEMENT (this "Agreement") is made June 3, 2003, by and among Mildred Elley School, Inc, a New York corporation ("Seller"), Touchstone Applied Science Associates, Inc., a Delaware corporation ("TASA"), TASA Educational
Services Corporation, a Delaware corporation ("TESC", with Seller and TASA, the "Seller Parties") and Empire Education Corporation, a Delaware corporation ("Purchaser") and Hodgson Russ LLP, as escrow agent (the "Escrow Agent"). Capitalized terms used and not otherwise defined herein shall have the meanings accorded to such terms under the Asset Sale Agreement referred to below.

        WHEREAS, Seller Parties and Purchaser entered into an Asset Sale Agreement, dated the date hereof (the "Sale Agreement") for the purchase of substantially all of the Assets of a post-secondary proprietary school in the State of New York and a branch of such school in the Commonwealth of Massachusetts operated by Seller.

        WHEREAS, pursuant to the Sale Agreement, Purchaser and Seller have agreed to establish an escrow relationship with Escrow Agent for the purpose of delivering to the Escrow Agent certain funds to be held in escrow and disposed of in accordance with the terms and conditions hereof.

        WHEREAS, pursuant to Paragraph "17" of the Sale Agreement, Seller Parties have certain indemnification obligations to Purchaser ("Seller Indemnification Obligations);
WHEREAS, pursuant to Paragraph "17" of the Sale Agreement,
Purchaser has certain indemnification obligations to Seller
("Purchaser Indemnification Obligations", with Seller
Indemnification Obligations, the "Indemnification
Obligations");

        WHEREAS, pursuant to Paragraph "4" of the Sale Agreement,
Purchaser has certain payment obligations to Seller ("Purchaser
Payment Obligations").

        WHEREAS, as the Purchaser Payment Obligations may precede or extend beyond the expiration of the indemnification period of the Indemnification Obligations, the parties desire to enter into and establish this escrow arrangement to permit the Escrow Agent to accept deposit of, manage and disburse Net Proceeds of Sale (as defined in the Sale Agreement) for the period from the Closing Date through the "Expiration of Indemnification Obligations", as hereinafter defined; and
WHEREAS, the execution and delivery of this Agreement is a condition to the consummation of the transactions contemplated by the Sale Agreement.

        NOW, THEREFORE, in consideration of the mutual warranties, covenants and undertakings herein contained and, for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned parties agree as follows:

           1. All capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Sale Agreement.

           2.      Purchaser and Seller hereby appoint the Escrow
Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

           3. Upon the Sale Date, and thereafter if not paid in full on the Sale Date, in accordance with the Sale Agreement, Purchaser shall deposit with the Escrow Agent, Net Proceeds of Sale (the "Escrow Deposit"). Purchaser shall simultaneously with the deposit of the Escrow Deposit provide notice to Seller Parties of such deposit accompanied by a written calculation of the Seller's Portion of Net Proceeds of Sale with a copy to the Escrow Agent ("Deposit Notice"). The Escrow Deposit together with any interest and other income accrued thereon, shall be hereinafter referred to as the "Escrow Fund." As soon thereafter as available, but not later than fifty (50) days after the Sale Date, Purchaser shall provide all parties with copies of its audited balance sheet as of the Sale Date unless no balance sheet is required by any party to the sale, then a management prepared balance sheet certified by the chief financial officer of the Corporation to be true and correct in all material respects as of the Sale Date.

           4. During the term of this Escrow Agreement, the cash portion of the Escrow Fund shall be deposited by the Escrow Agent in an interest bearing escrow account maintained by the Escrow
Agent with the Escrow Agent's financial institution or shall be invested as Seller and Purchaser shall, in writing, jointly instruct the Escrow Agent. The Escrow Agent shall not be under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives other similar escrow property and shall not be required to invest any funds held hereunder except as directed in this Agreement.

           5. Seller Parties shall have sixty (60) days after receipt of the Deposit Notice in which to review and audit the calculation of Net Proceeds of Sale and Seller's Portion thereof (the "Audit Period") and Purchaser shall cooperate in good faith with Seller Parties during the Audit Period, promptly providing such information and documents and access to agents of Purchaser as Seller Parties may reasonably request in order to permit Seller Parties to confirm and approve the calculation of Net Proceeds of Sale. Each fiscal year, during the term of this Agreement, Purchaser shall deliver to Seller and Escrow Agent a copy of Purchaser's audited financial statements within ten (10) days of the issuance of same by the certified public accountants of Purchaser.

           6. If on or before the expiration of the Audit Period, Seller Parties, or any one of them, shall provide written notice to Purchaser, with a copy to Escrow Agent, of a dispute with the calculation of Net Proceeds of Sale (a "Proceeds
Dispute Notice"), Escrow Agent shall continue to hold the Escrow Fund until the later of (i) receipt of a "Joint Instruction" or "Final Determination" as defined in Paragraph "19" hereof; and
(ii) "Date of Expiration of Indemnification Obligations". For purposes of this Agreement, "Date of Expiration of Indemnification Obligations" shall mean that date which is the later of (i) June 3, 2006 or (ii) such date after June 3, 2006 at which Escrow Agent has received Joint Instruction or Final Determination" as defined in Paragraph "19" hereof, with respect to any and all Indemnification Obligations of any of Seller Parties and Purchaser under and pursuant to Paragraph
"17" of the Sale Agreement of which the Escrow Agent shall have received written notice in accordance with Paragraph "17" of the Sale Agreement.

           7.      If, upon expiration of the Audit Period:

                   (a) Escrow Agent has not received a Proceeds
                       Dispute Notice which is unresolved, and Date of Expiration of the Indemnification Obligations has passed, the Escrow Agent shall make disbursement from the Escrow Fund as soon as reasonably practicable in accordance with Paragraph "8" below; or

                   (b) Escrow Agent has not received a Proceeds
                       Dispute Notice which is unresolved, and Date of Expiration of the Indemnification Obligations has not passed, the Escrow Agent shall (i) immediately disburse to Purchaser the amount of the Escrow Deposit which exceeds Seller's Portion of Net Proceeds of Sale and (ii) continue to hold Seller's Portion of Net Proceeds of Sale until the Date of Expiration of the Indemnification Obligations, and shall thereafter, as soon as reasonably practicable, make disbursement from the Escrow Fund in accordance with Paragraph "8" below. Disbursement of the Escrow Fund shall first be made from the "other consideration" held by the Escrow Agent (e.g., stock) with cash and other marketable securities, if any, being disbursed last, it being intended that Seller, to the extent of the Seller Portion of Net Proceeds of Sale, shall receive cash and thereafter marketable securities constituting the Escrow Fund prior to receiving any "other consideration".

           8. At any time in which Escrow Agent is authorized by the terms of this Agreement to make disbursement from the Escrow Fund, Escrow Agent shall calculate the amount of funds to be disbursed to each party as follows:

                   (a) to Seller Parties, such amount of the
                       Escrow Deposit as equals Seller's Portion of Net Proceeds of Sale, less any sums due to Purchaser for any and all Seller Indemnification Obligations finally resolved in favor of Purchaser in accordance with the indemnification provisions of Paragraph "17" of the Sale Agreement.

                   (b) to Purchaser, the balance of the Escrow
                       Deposit not payable to Seller Parties
                       under subparagraph (a) above.

                   (c) The balance of the Escrow Fund, if any,
                       (constituting income on the Escrow
                       Deposit) shall be added pro rata to the
                       sums calculated to be disbursed to the
                       parties in subparagraphs (a) and (b)
                       above.

           9. Escrow Agent shall send to each party written notice of the calculation of proceeds to be disbursed under Paragraph "8" hereof ("Disbursement Notice"), which shall be final and binding on the parties hereto if no written notice of dispute ("Disbursement Dispute Notice") is received within ten
(10) days of the receipt by each party of the Disbursement Notice. If any party disputes the calculation of the Escrow Agent as provided, such party shall send its Disbursement Dispute Notice to the other parties along with its explanation of the basis for the dispute, and the Escrow Agent and the Escrow Agent shall continue to hold the Escrow Fund and not make disbursement until receipt of a "Joint Instruction" or "Final
Determination" as provided in Paragraph "19" hereof. If no Disbursement Dispute Notice is received by the Escrow Agent within such ten (10) day period, the Escrow Agent shall disburse and distribute the Escrow Fund in accordance with Paragraph "8" hereof.

          10. Upon distribution of the Escrow Fund as provided in Paragraphs "8" and "9" above, this Escrow Agreement shall terminate. In addition, this Escrow Agreement shall terminate on June 3, 2006, (the "Escrow Period"), if no claim for indemnification has been made and is unresolved as at such date pursuant to Paragraph "17" of the Sale Agreement.

          11. The duties and obligations of the Escrow Agent are those specifically provided in this Escrow Agreement and no other. The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Fund, or any loss of interest incident to any such delays. The obligations of the other parties hereto to the Escrow Agent under this paragraph shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

          12. The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct the Escrow Agent on behalf of that party unless written notice to the contrary is delivered to the Escrow Agent.

          13. The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice. If the Escrow Agent becomes involved in litigation on account of this Agreement, it shall have the right to retain counsel and shall have a first lien on the property deposited hereunder for any and all costs, attorneys' fees, charges, disbursements, and expenses in connection with such litigation; and shall be entitled to reimburse itself therefore out of the property deposited hereunder, and if it shall be unable to reimburse itself from the property deposited hereunder, the Purchaser and Seller Parties, severally, and not jointly, agree to pay to the Escrow Agent on demand one-half of its reasonable charges, counsel and attorneys' fees, disbursements, and expenses in connection with such litigation.

          14. The Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and having only possession thereof. Any payments of income from this Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide Escrow Agent with appropriate Internal
Revenue Service Forms W-9 for tax identification number certification, or non-resident alien certifications. Seller
Parties and Purchaser hereby acknowledge that, for federal and state income tax purposes, any income earned on, or derived from, the Escrow Fund shall be income of the parties in the ratio of twenty-five (25%) percent attributable to Seller, or if dissolved, TASA, and seventy-five (75%) percent attributable to Purchaser except in the year of disbursement in which case it shall be attributed as provide in Paragraph "8(c)" hereof. The Escrow Agent shall be responsible for reporting any such income earned to the Internal Revenue Service, but shall not be responsible for the preparation or filing of any tax returns related to the Escrow Fund.

          15. The Escrow Agent makes no representation as to the validity, value, genuineness or the collectibility of any security or other document or instrument held by or delivered to it.

          16. The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Fund to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of the Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day which is thirty (30) days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Fund until receipt of a designation of successor Escrow Agent or a Joint Instruction or a Final Determination directing delivery of the Escrow Fund.

          17. In the event that any portion or all of the Escrow Fund shall be attached, garnished, or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, or any part thereof, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

          18. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its corporate trust business and assets as a whole or in part, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, shall be and become the successor Escrow Agent hereunder and vested with all of the title to the whole property or trust estate and all of the trusts, powers, immunities, privileges, protections and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          19. In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Fund or in the event that the Escrow Agent is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrow Fund until the Escrow Period has expired and no claims for indemnification or otherwise against the Escrow Fund remain outstanding, or until the Escrow Agent shall have received (i) a joint written instruction by the Purchaser and the Seller Parties
(a "Joint Instruction") or (ii) a final non-appealable order of a court of competent jurisdiction (a "Final Determination").
Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable and from a court of competent jurisdiction. Escrow Agent shall act on such court order and legal opinion without further question.

          20. The parties hereto acknowledge that the Escrow Agent will be acting hereunder in both its own capacity as an escrow agent and may separately act as counsel for the Purchaser. Each of the parties hereto hereby waives any and all claims that it may now or hereafter have against the Escrow Agent for or in respect of any conflict of interest (and/or similar claim) or with respect to the Escrow Agent's actions as escrow agent hereunder. Neither the execution of this Escrow Agreement nor any actions that the Escrow Agent may take pursuant to this Escrow Agreement will, under any circumstances, or for any reason, prevent the Escrow Agent from continuing to act as attorneys for the Purchaser. Notwithstanding anything to the contrary herein contained, the provisions of this Section 20 shall be deemed to be continuous and shall survive the termination or other expiration of this Agreement. When acting in its capacity as Escrow Agent, and not as counsel for the Purchaser, even if there is then occurring any dispute under the Escrow Agreement, the Escrow Agent shall be entitled to be paid for all costs, charges, disbursements and expenses incurred by it in the performance of its duties, including, without limitation, for any time spent by any of its attorneys or employees, which time shall be charged at their then customary hourly billing rate. The Escrow Agent shall bill the Purchaser and Seller Parties (one half each) for its services. If any such bills are not paid within thirty (30) days, and (i) Net Proceeds of the Sale have not been disbursed, the Escrow Agent may reimburse itself from the Escrow Fund for bills of either party, or (ii) Purchaser's portion, but not Seller's Portion, of Net Proceeds of Sale have been disbursed, the Escrow Agent may reimburse itself for Seller's unpaid bills from the Escrow Fund; but in neither case shall this relieve the Purchaser and Seller Parties for each being responsible to pay any of their portion which remains unpaid.

          21. All notices and other communications hereunder shall be in writing and shall be either: (a) delivered via express overnight courier; or (b) mailed by registered or certified mail, return receipt requested, postage prepaid, to the addresses of the parties as indicated below in this Paragraph "21" (or to such other address as a party shall designate to the other parties by notice in accordance with the foregoing). All notices and communications given in accordance with the foregoing may be given by the parties' respective counsel and shall be deemed given if delivered by overnight courier, upon delivery with evidence thereof, and if mailed, three (3) business days after deposit in the U.S. mails, properly addressed and with proper postage affixed. Such notices shall be addressed as follows:

			If to the Purchaser:

                        Empire Education Corporation
                        800 New Loudon Road
                        Suite 5120
                        Latham, NY  12210
                        Att:  Faith A. Takes, President

                        With a copy to:

                        Hodgson Russ, LLP
                        One M & T Plaza, Suite 2000
                        Buffalo, NY  14203
                        Att:  Pamela Davis Heilman, Esq.

			If to the Seller Parties:

                        Touchstone Applied Science Associates, Inc.
                        P.O. Box 382
                        4 Hardscrabble Heights
                        Brewster, NY  10509
                        Att:  President

                        With a copy to:

                        Rider, Weiner, Frankel & Calhelha, P.C.
                        655 Little Britain Road
                        New Windsor, New York 12553
                        Att:  Maureen Crush, Esq.

			If to Escrow Agent:

                        Hodgson Russ LLP
                        One M & T Plaza, Suite 2000
                        Buffalo, NY  14203
                        Att:  Pamela Davis Heilman, Esq.

A copy of all notices and communications to the Escrow Agent shall also be given to all other parties.

          22. This Agreement and any rights or obligations hereunder shall be binding upon and inure to the benefit of the parties and their respective successors, legal representatives and permitted assigns, but, except as otherwise set forth in Paragraph "17(c)" of the Sale Agreement, neither this Escrow Agreement nor any rights or obligations hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto.

          23. This Agreement embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof. This Agreement may not be modified, amended, terminated, or canceled or any term or provision hereof waived or discharged, except by a writing signed by all the parties hereto. This Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to contracts made and to be performed entirely therein. If any term of this Agreement or application thereof shall be invalid or unenforceable, the remainder of this Agreement shall remain in full force and effect.

          24. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Except as expressly provided otherwise in this Agreement, neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

          25. This Agreement may not be amended except by a written agreement executed by the Purchaser, the Seller Parties and the Escrow Agent.

          26. This Agreement will be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict provision or rule (whether of the State of New York or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied. Subject to the arbitration provisions contained in the Sale Agreement, the parties hereto agree that (i) any state or federal court within Dutchess County, New York shall have exclusive jurisdiction of any action or proceeding relating to, or arising under or in connection with this Agreement and the parties hereto consent to personal jurisdiction of such courts and waive any objection to such courts' jurisdiction, (ii) that service of any summons and complaint or other process in any such action or proceeding upon any party hereto may be made by registered or certified mail directed to such party as set forth in Paragraph "21" above, and service so made shall be deemed to be completed upon the earlier of actual receipt or three (3) days after the same shall have been posted as aforesaid, the parties hereto hereby waiving personal service thereof and (iii) any claim or suit between or among any of the parties hereto relating to or arising under or in connection with this Agreement may only be brought in and decided by the state or federal courts located in Dutchess
County, New York, such courts being a proper forum in which to adjudicate such claim or suit, and each party hereby waives any objection to each such venue and waives any claim that such claim or suit has been brought in an inconvenient forum.

          27. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

          28. The execution and delivery of this Agreement by the Escrow Agent shall constitute a receipt for the Escrow
Fund.

          29. This Agreement may be executed in several counterparts, each of which is an original, but all of which constitute one and the same instrument.


          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

				MILDRED ELLEY SCHOOL, INC.


				By:____________________________
					Name:	Andrew L. Simon
					Title:	Treasurer

				TOUCHSTONE APPLIED SCIENCE
				  ASSOCIATES, INC.


				By:____________________________
					Name:	Andrew L. Simon
					Title:	President

				TASA EDUCATIONAL SERVICES
				  CORPORATION


				By:____________________________
					Name:	Andrew L. Simon
					Title:	President

				EMPIRE EDUCATION CORPORATION


				By:_____________________________
					Name:	Faith A. Takes
					Title:	President

				HODGSON RUSS LLP


				By:______________________________
					Name:	Mario J. Papa
					Title: